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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference included in this Registration Statement on Form S-3 of our report dated January 21, 1997, except for the matters discussed in Note 12 for which the dates are January 24, 1997 and January 28, 1997,respectively, included in ON Technology Corporation's Form 10-K for the year ended December 31, 1996 and our report dated January 21, 1997, except for the matters discussed in Note 4(a) and 4(b) as to which the dates are January 24, 1997 and January 28,1997, respectively, included in ON Technology Corporation's Current Report on Form 8-K pertaining to a special meeting of the Company's stockholders filed on January 9, 1998 and to the reference to our firm under the heading "EXPERTS" included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 16, 1998